EXHIBIT 10.1

DAIS ANALYTIC CORPORATION and GREEN VALLEY INTERNATIONAL
SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of October 17,2012, is made and entered into by and between Dais Analytic Corporation, a New York corporation with its principal executive offices located at 11552 Prosperous Drive, Odessa, Florida 33556 (the “Company”), and Green Valley International Investment Management Company Limited, a company organized in Hong Kong with a US address of 951 Old Country Road, Belmont, CA 94002 (the “Purchaser”).

WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the Purchaser desires to purchase and the Company desires to issue and sell to the Purchaser, upon the terms and subject to the conditions set forth in this Agreement up to: (i) an aggregate of 70,000,000 shares (the “Shares”) of common stock, $0.01 par value per share (all references to “$” and “dollars,” are to the legal currency of the United States), of the Company (together with any securities into which such shares may be reclassified, whether by merger, charter amendment or otherwise, the “CommonStock”), at a purchase price of $0.10 per share (the “Per Share Purchase Price”), and (ii) warrants, in the form attached hereto as Exhibit A (the “Warrants”), to purchase an aggregate of up to 17,500,000 shares of Common Stock (subject to adjustment) with an exercise period of five years from the date of issue at an exercise price of $0.30 per share (subject to adjustment) (the “Warrant Shares”) (the Common Stock, the Warrants and the Warrant Shares, collectively, the “Securities”); and

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the Company and the Purchaser hereby agree as follows:

1. Purchase and Sale of Common Stock and Warrants.

(a) Initial Closing. Within one Business Day of the satisfaction of the conditions in Section 6 and Section 7 (other than Section 7(l)) set forth in this Agreement but no later than October 26, 2012  (the “Initial Closing Date”), the Company shall issue and sell to the Purchaser and the Purchaser agrees to purchase from the Company 20,000,000 Shares and Warrants to purchase up to 5,000,000 Warrant Shares for an aggregate purchase price of $2,000,000.

(b) Second Closing. Subject to the satisfaction of the conditions in Section 6 and Section 7 set forth in this Agreement, on or before November 20, 2012 (the “Second Closing Date”), the Company shall issue and sell to the Purchaser and the Purchaser shall purchase from the Company 20,000,000 Shares and Warrants to purchase 5,000,000 Warrant Shares for an aggregate purchase price of $2,000,000.

(c) Third Closing. Subject to the satisfaction of the conditions in Section 6 and Section 7 set forth in this Agreement, on or before December 28, 2012 (the “Third Closing Date” and together with the Initial Closing Date and Second Closing Date, a “Closing”), the Company shall issue and sell to the Purchaser and the Purchaser agrees to purchase from the Company 30,000,000 Shares and Warrants to purchase up to 7,500,000 Warrant Shares for an aggregate purchase price of $3,000,000.

2. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company solely as to such Purchaser that:

(a) Investment Purpose. The Securities to be acquired by such Purchaser are being acquired for investment for such Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act. Such Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities in violation of the Securities Act. Such Purchaser has not been formed for the specific purpose of acquiring the Securities.

(b) Reliance on Exemptions. Such Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

(c) Information. Such Purchaser and its advisors, if any, have been furnished with all materials relating to the business, financial condition, results of operations, management and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Purchaser or its advisors, and considered all factors such Purchaser deems material in deciding on the advisability of investing the Securities. Such Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Notwithstanding the foregoing representations, neither such inquiries nor any other due diligence investigation conducted by Purchaser or any of its advisors or representatives shall modify, amend or affect Purchaser’s right to rely on the Company’s representations and warranties contained in Section 3 below.

(d) No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(e) Restricted Securities. Such Purchaser understands that the Securities have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser’s representations as expressed herein. Such Purchaser understands that the Securities are characterized as “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Purchaser must hold the Securities indefinitely unless subsequently registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

(f) Legends. It is understood that, except as provided below, certificates evidencing the Securities may bear the following legend:

“The securities represented hereby have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended.”

(g) Authorization; Enforcement. Each Transaction Document to which such Purchaser is a party: (i) has been duly and validly authorized by such Purchaser, (ii) has been duly executed and delivered by or on behalf of such Purchaser, and (iii) will constitute, upon execution and delivery by such Purchaser thereof and the Company, the valid and binding agreements of such Purchaser enforceable in accordance with their terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies.

(h) Organization and Qualification. The Purchaser is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Purchaser is not in violation or default of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents.

(i) Filings, Consents and Approvals. The Purchaser is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other foreign, federal, state, local or other governmental authority or other Person in connection with the execution of, delivery and performance by the Company of the Transaction Documents (collectively, the “Purchaser Required Approvals”).

(j) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Purchaser’s certificate or articles of incorporation, bylaws or other organizational or charter documents or (iii) subject to the Purchaser Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Purchaser is subject (including foreign, federal and state securities laws and regulations), or by which any property or asset of the Purchaser is bound; except in the case of each of clauses (ii) and (iii), such as could not have and would not reasonably be expected to result in a Material Adverse Effect.

3. Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, provided to the Purchaser before the execution of this Agreement, the Company is hereby making the following representations and warranties to the Purchaser as of the date hereof and as of the Closing Date (unless as of a specific date therein, in which case they are made as of such date) the Purchaser represents and warrants to the Company solely as to such Purchaser that:

(a) Organization and Qualification. The Company is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than the Asia Water Subsidiary (defined in Section 4(c)). The Company is not in violation or default of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the Warrants (the “Transaction Documents”), (ii) a material adverse effect on the results of operations, assets, business, or condition (financial or otherwise) of the Company, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no proceeding of which the Company has received written notice or otherwise has Knowledge has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its Board of Directors or the Company’s stockholders in connection therewith other than in connection with the Company Required Approvals (as defined below). Each Transaction Document to which the Company is a party has been (or upon the execution and delivery thereof by the Company will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution of, delivery and performance by the Company of the Transaction Documents, other than (i) filings with the U.S. Securities and Exchange Commission (the “SEC”) of the Form 8-K, (ii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities, and (iii) the filing of Form D with the SEC and such filings as are required to be made under applicable state securities laws (collectively, the “CompanyRequired Approvals”). Subject to the accuracy of the representations and warranties of the Purchaser set forth in Section 2 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Securities, (ii) the issuance of the Warrant Shares upon due exercise of the Warrants, and (iii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Certificate of Incorporation or Bylaws that is or could reasonably be expected to become applicable to the Purchaser as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Purchaser or the exercise of any right granted to the Purchaser pursuant to this Agreement or the other Transaction Documents.

(d) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(e) Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 10,000,000 shares of preferred stock, $0.01 par value and 200,000,000 shares of Common Stock, of which 37,517,604 shares are issued and outstanding.  There are 11,093,886 shares are reserved for issuance pursuant to the Company’s 2000 Incentive Compensation Plan (under which, stock options to purchase 10,962,332 shares of Common Stock are granted and outstanding) and 15,000,000 shares are reserved for issuance pursuant to the Company’s 2009 Long-Term Incentive Plan (under which, stock options to purchase 5,575,000 shares of Common Stock are granted and outstanding). The Company’s two incentive option plans are collectively known as the “Employee Benefit Plans.”  The Company has 26,143,141 outstanding warrants to purchase the Company’s common stock which were issued in connection with financing arrangements and consulting agreements.  All of such outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and free of pre-emptive rights and were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties. The Shares and the Warrant Shares have been duly reserved for future issuance. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders or any mortgage, lien, title claim, assignment, encumbrance, security interest, adverse claim, contract of sale, restriction on use or transfer or other defect of title of any kind, other than those arising under applicable securities laws (each, a “Lien”). Except for the Transaction Documents and options and warrants described above, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its or their securities under the Securities Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security, other than for the warrants listed on Schedule 3(e),  issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities, and the Company is not currently contemplating any issuances of its debt or equity securities which would trigger the anti-dilution or price adjustment provisions contained in the Warrants. Except as disclosed in the SEC Reports, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them.

(f) Issuance of Shares. The Shares have been duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Warrant Shares. Except as set forth on Schedule 3(f) attached hereto, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders

(g) Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

(h) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound, or (iii) provided that the Company Required Approvals are obtained, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound; except in the case of each of clauses (ii) and (iii), such as could not have and would not reasonably be expected to result in a Material Adverse Effect.

(i) Absence of Certain Changes. Since the date of the latest audited financial statements included in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, which do not exceed in the aggregate $100,000 to any one party and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) there has not been any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect; (viii) there has not been any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets; (ix) there has not been any resignation or termination of employment of any officer or key employee of the Company; and the Company, is not aware of any impending resignation or termination of employment of any such officer or key employee; (x) there has not been any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets; (xi) there have not been any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business; and (xii) except as contemplated hereby, the Company has not issued any equity securities to any officer, director or Affiliate (as defined in Rule 405), except pursuant to the Employee Benefit Plans. The Company does not have pending before the SEC any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company or its business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed prior to the date hereof.

(j) Absence of Litigation. Subject to Schedule 3(j), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of the Company, threatened against or affecting the Company, or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which is not disclosed in the SEC Reports. Neither the Company, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

(k) Intellectual Property. Subject to Schedule 3(j), The Company owns or possesses sufficient legal rights to (a) all trademarks, service marks, trade-names, copyrights, trade secrets, licenses, information and proprietary rights and processes and (ii) to its knowledge, all patents, in each instance as used by it in connection with the Company’s business, which represent all intellectual property rights necessary to the conduct of the Company’s business as has been and is now conducted, without any conflict with, or infringement of, the rights of others (“Company Intellectual Property”).There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity.  The Company is not in violation of any license, sublicense or other agreement to which the Company is a party or otherwise bound relating to any of the Company Intellectual Property and, to the Knowledge of the Company, no counterparty to any such license or sublicense is in default thereunder or, with notice or passage of time, would be in default thereunder.  The Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, trade-names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity.  The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s best efforts to promote the interest of the Company or that would conflict with the Company’s business.  Neither the execution or delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as proposed, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.  The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company.  Schedule 3(j) lists: (i) all of the Company’s patents and patent applications; (ii) all of the Company’s trademarks and applications for registration of trademarks; (iii) all of the Company’s service marks and applications for registrations of service marks; (iv) all of the Company’s registered copyrights and copyright applications; and (v) all licenses granted by the Company to any third party pursuant to which the Company has granted any rights in its intellectual property.  The Company has all rights in the Company Intellectual Property necessary to carry out the Company’s former and current activities, including without limitation (except as disclosed in Section 3.10(c) of the Schedule of Exceptions) rights to make, use, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent, lease, assign and sell the Company’s products in all geographic locations and fields of use in which the Company is currently operating, and to sublicense any or all such rights to third parties, including the right to grant further sublicenses.

(l) Tax Matters. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and, to the Company’s Knowledge no tax deficiency has been asserted or threatened against the Company. The Company has not received notice that any taxing authority is presently auditing any of the Company’s tax returns.

(m) Certain Transactions. None of the officers or directors of the Company and, to the Knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any Employee Benefit Plan of the Company.

(n) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or their agents or counsel with any information that it believes constitutes or might constitute material, nonpublic information. All disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company, its business and the transactions contemplated hereby, including the schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(o) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchaser and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(p) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any trading market on which any of the securities of the Company are listed or quoted.

(q) No Brokers. The Company has taken no action that would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

(r) Permits; Compliance. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

(s) ERISA. There are no employee benefit plans maintained, established or sponsored by the Company, or in or to which the Company participates or contributes, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

(t) Title to Property. Subject to Schedule 3(t), the Company has good and marketable title in fee simple to all real property owned by them and good title in all personal property owned by them that is material to the business of the Company, free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use currently made of such property by the Company and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company are held under valid, subsisting and enforceable leases with which the Company is in material compliance.

(u) Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the business in which the Company is engaged. To the Knowledge of the Company, there is no circumstance currently existing that would result in the Company not being able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. The Company has made available to Purchaser, to the extent requested, true and correct copies of all policies relating to directors’ and officers’ liability coverage, errors and omissions coverage, and commercial general liability coverage.

(v) Internal Controls. The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 308 of Regulation S-K) or, to the Company's Knowledge, in other factors that could significantly affect the Company's internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act.

(w) Questionable Payments. Neither the Company nor, to the Company’s Knowledge, any of its respective current or former directors, officers, employees, agents or other Persons acting on behalf of the Company, has on behalf of the Company or in connection with its business: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company; (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature; or (f) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any rules and regulations thereunder.

(x) Investments in Other Persons. The Company has not made any loan or advance to any person which is outstanding, nor is it committed or obligated to make any such loan or advance, nor does the Company own any capital stock, assets comprising the business of, obligations of, or any equity, ownership or other interest in, any person (other than investments constituting cash and cash equivalents).

(y) No Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(z) Material Contracts. Except as disclosed on Schedule 3(z) (each contract, agreement, commitment or understanding disclosed on Schedule 3(z) being hereinafter referred to as a “Material Agreement”), or as contemplated by this Agreement or another Transaction Document, there are no agreements, understandings, commitments, instruments, contracts, employment agreements, proposed transactions or judgments to which the Company is a party or by which it is bound which may involve obligations (contingent or otherwise), or a related series of obligations (contingent or otherwise), of, or payments, or a related series of payments, by the Company in excess of $250,000 in any one year. All Material Agreements are in full force and effect and constitute legal, valid and binding obligations of the Company and, to the Company’s Knowledge, the other parties thereto and are enforceable in accordance with their respective terms. To the Company’s Knowledge, other than the default under the unsecured note to Platinum-Montaur Life Sciences, LLC, neither the Company nor any person is in default under the terms of any Material Agreement, and no circumstance exists that would, with the giving of notice or the passage of time, constitute a default under any Material Agreement. The Purchaser has been furnished with complete and correct copies of all Material Agreements requested by them or their counsel to the extent requested.

(aa) Employees. No material labor dispute exists or, to the Knowledge of the Company, is threatened or imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, and the Company is not a party to a collective bargaining agreement, and the Company believes that its relationships with its employees are good. No executive officer is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. The Company is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb) Compliance. Except as described in Schedule 3(aa), the Company (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other Material Agreement, other than the default under the unsecured note to Platinum-Montaur Life Sciences, LLC,to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is not and has not been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or would not reasonably be expected to result in a Material Adverse Effect.

(cc) Environmental Matters. The Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

(dd) OTCBB Compliance. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is quoted on The OTC Bulletin Board quotation service (the “OTCBB”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or removal from quotation of the Common Stock from the OTCBB, nor has the Company received any notification that the SEC, the OTCBB, FINRA or other relevant regulatory body is contemplating terminating such registration or quotation, or that the Company is not in compliance with any applicable listing or maintenance requirements.

(ee) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(ff) Solvency. Based on the consolidated financial condition of the Company, after giving effect to the receipt by the Company of the proceeds from the sale at the Initial Closing of the Securities hereunder, the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature.  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing.  Schedule 3(ee) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $250,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $250,000 due under leases required to be capitalized in accordance with GAAP.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(gg) Accountants. The Company’s accounting firm is set forth in the SEC Reports.  To the knowledge and belief of the Company, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the year ending December 31, 2012.

(hh) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(ii) Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated.  The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

4. Covenants. In addition to the other agreements and covenants set forth herein, unless otherwise consented to in writing by the Company and the Purchaser, the applicable parties hereto hereby covenant as follows:

(a) Affirmative Obligations. The Company will furnish to the Purchaser and/or their assignees such information relating to the Company and its Subsidiaries as from time to time may reasonably be requested by the Purchaser and/or their assignees; provided, however, that the Company shall not disclose material nonpublic information to the Purchaser, or to advisors to or representatives of the Purchaser, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Purchaser, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and the Purchaser wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto. The Company shall use commercially reasonable best efforts to maintain the quotation of its Common Stock on the OTC Bulletin Board or listing of the Common Stock on a securities exchange maintained by The NASDAQ Stock Market LLC (“Trading Markets”) and maintain such quotation or listing.  .

(b) Reporting Status. The Company shall use commercially reasonable efforts file timely to file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

(c) Use of Proceeds. The Company shall use $4.0 million of the proceeds from the sale of the Shares to repay the unsecured note and accrued interest to Platinum-Montaur Life Sciences, LLC and for capital expenditures, working capital, and general business purposes. The Company shall use $3.0 million of the proceeds from the sale of the Shares to create and capitalize a wholly owned subsidiary to be organized and located in China (the “Asia Water Subsidiary”).  The Company shall use $250,000 from the Initial Closing, $500,000 from the Second Closing and $2.25 million from the Third Closing to capitalize the Asia Water Subsidiary.

(d) Expenses. The parties hereto shall pay their own costs and expenses in connection herewith, and that each of the Company and the Purchaser has relied for such matters on the advice of its own respective counsel.

(e) Authorization and Reservation of Shares. The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full exercise of options and warrants issued by the Company and issuance of the Warrant Shares (the “Reserved Amount”). If at any time the Company’s unissued shares of authorized Common Stock is below the Reserved Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations under this Section 4(e) as soon as practicable after such occurrence, but in no event later than 30 calendar days after such occurrence (and hold such meeting as soon as practicable thereafter, but in no event later than 60 calendar days after calling the meeting as required above), for the sole purpose of increasing the number of authorized shares of Common Stock. The Company’s management shall recommend to the Company’s stockholders to vote in favor of increasing the number of authorized shares of Common Stock.  The Company shall use its best efforts to cause such additional shares of Common Stock to be authorized so as to comply with the requirements of this Section.Notwithstanding the above, the Company, at the first annual meeting held by the Company after the execution of this Agreement, shall include in its proxy statement and recommend to the Company’s stockholders to vote in favor of increasing the number of authorized shares of Common Stock to 250,000,000 shares.

(f) Corporate Existence. The Company shall maintain its corporate existence, except in connection with a consolidation or merger of the Company with or into another corporation or any transfer of all or substantially all of the assets of the Company.

(g) Intellectual Property. Subject to the Company’s reasonable business judgment, the Company shall use commercially reasonable efforts to maintain in full force and effect its existence, rights and franchises and all licenses and other rights to use Intellectual Property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

(h) Taxes. The Company shall duly pay and discharge all material taxes or other material claims, which might become a lien upon any of its material property except to the extent that any thereof are being disputed in good faith appropriately contested with adequate reserves provided therefor.

(i)  Nomination of Directors. After each of the Initial Closing Date and the Third Closing Date, the Purchaser shall have the right to propose a candidate for the Company’s Board of Directors.  After such nomination, the Company’s Board of Directors or an appropriate committee of the Board of Directors, acting in good faith within ten Business Days after the later of receiving the written nomination by the Purchaser the nominee’s completed director and officer questionnaire, and the results of a standard background check, shall appoint the Purchaser’s nominee to the Board of Directors; provided that, the Company shall not be obligated to appoint any nominee of Purchaser if (i) the nomination of such nominee would violate rules, regulations or other standards of the SEC or the Company’s Trading Market, or (ii) the nominee is not approved by the Company’s director and officer insurance carrier. Following such appointment, the Company’s Board of Directors or an appropriate committee of the Board of Directors shall include the Purchaser’s nominees on the slate of directors recommended to the Board for nomination for election by the Company’s stockholders at the each annual meeting of the Company’s stockholders; provided that the Purchaser continues to own at least 50% of the Shares it purchased pursuant to this Agreement.

5. REMOVED.

6. Conditions to the Company’s Obligation to Sell. The obligation of the Company hereunder to issue and sell the Common Stock Shares and Warrants to the Purchaser at each Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a) The Purchaser shall have executed this Agreement and delivered the same to the Company.

(b) The Purchaser shall have sent by wire transfer the purchase price in accordance with the applicable Section 1(a), Section 1(b) or Section 1(c) above to

[TO BE PROVIDED BY THE COMPANY TO THE PURCHASER PRIOR TO EACH CLOSING]

(c) The representations and warranties of the Purchaser shall be true and correct in all material respects, and the Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement and the other Transaction Documents to be performed, satisfied or complied with by the Purchaser at or prior to each Closing.

(d) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement and the other Transaction Documents.

(e) The Purchaser’s counsel shall have delivered the opinion in the form attached as Exhibit B hereto.

(f) The Purchaser and its shareholders shall enter into a Lock-Up Agreement, in the form attached as Exhibit C hereto, whereby each agrees to not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company.

7. Conditions to The Purchaser’s Obligation to Purchase. The obligation of the Purchaser hereunder to purchase the Common Stock Shares and Warrants at each Closing is subject to the satisfaction, at or before each Closing of each of the following conditions, provided that these conditions are for such Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion:

(a) The Company shall have executed and delivered to such Purchaser this Agreement and each other Transaction Document to which the Company is a party.

(b) The Company’s transfer agent shall confirm that it has received instructions from the Company to issue a stock certificate to the Purchaser for the applicable number of shares specified in Section 1(a), Section 1(b) or Section 1(c), as applicable.

(c) The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on each Closing, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 3 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on each Closing, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to each Closing.

(d) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(e) No event shall have occurred which would reasonably be expected to have a Material Adverse Effect on the Company.

(f) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(g)  The Company’s counsel shall have delivered the Opinion in the form attached as Exhibit D hereto.

(h)  The executive officers of the Company, shall enter into a Lock-Up Agreement, in the form attached as Exhibit E hereto, whereby each agrees to not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company.

(i)  The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of each Closing, certifying to the fulfillment of the conditions specified in subsections (c), (d), (e), (f) and (k) of this Section 7.

(j) The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, certifying the resolution(s) adopted by the Board of Directors of the Company approving this entire transaction contemplated by this Agreement. Further it will insure each closing’s other Transaction Documents and the issuance of the Securities, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company is in compliance or delivered to Purchaser as may be called out in this Agreement.

(k) No stop order or suspension of trading shall have been imposed by the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

(l) The Company shall make reasonable efforts to create a wholly owned China company for the operation of its Asia Water Subsidiary.

8. Termination of Obligations to Effect Closing; Effects.

(a) The obligations of the Company, on the one hand, and the Purchaser, on the other hand, to affect each Closing shall terminate as follows:

(i) Upon the mutual written consent of the Company and the Purchaser;

(ii) By the Company if any of the conditions set forth in Section 6 shall have become incapable of fulfillment, and shall not have been waived by the Company or if the Initial Closing Date does not occur by October, 26, 2012, or if the Second Closing Date does not occur by November 20, 2012 or if the Third Closing Date does not occur by December 28, 2012;

(iii) By the Purchaser (with respect to itself only) if any of the conditions set forth in Section 7 shall have become incapable of fulfillment, and shall not have been waived by the Purchaser.

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect each Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect each Closing.

(b) Nothing in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

9. Governing Law; Jurisdiction; Waiver of Jury Trial.

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

10. Miscellaneous.

(a) Counterparts; Signatures by Facsimile. This Agreement may be executed in one or more counterparts. Each of such counterparts shall be deemed an original, and all of which shall, when taken together, constitute one and the same agreement, and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party (including in the manner described above), may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(b) Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

(c) Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

(d) Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the instruments, documents, exhibits and schedules referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as expressly set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking to the other. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Company and the Purchaser.

(e) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile transmission and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile transmission, with printed confirmation of receipt, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:

Dais Analytic Corporation
11552 Prosperous Drive
Odessa, FL 33556
Attention: Chief Executive Officer
Telephone: (727) 375-8484
Facsimile (727) 375-8485

If to the Purchaser:

With a copy to:

Green Valley International Investment Management Company Limited
951 Old Country Road
Suite 150
Attention: GVI Office Manager
Belmont, CA 94002
Telephone: (650)-533-0042

Each party shall provide notice to the other party of any change in address, telephone or facsimile number (including, if the Purchaser is holding any Securities purchased hereunder in street name, the address, telephone and facsimile of the beneficial owner of such Securities), and the Purchaser and its assignees under Section 10(f) acknowledge and agree that such parties must provide such notice and contact information promptly (but in any event within 30 days of any change in such information or assignment of any rights hereunder).

(f) Successors and Assigns. A party may not assign this Agreement hereto without the prior written consent of the Company or the Purchaser, as applicable. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Shares” shall be deemed to refer to the securities received by the Purchaser in connection with such transaction. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(g) Survival; Indemnification.

(i) The representations and warranties of the Company set forth in Section 3 hereof shall survive each Closing, notwithstanding any due diligence investigation conducted by or on behalf of the Purchaser. The representations and warranties of the Purchaser set forth in Section 2 shall survive each Closing notwithstanding any due diligence investigation conducted by or on behalf of the Company.

(ii) The Company agrees to indemnify and hold harmless the Purchaser and its Affiliates and their respective directors, officers, trustees, members, managers, employees and agents, and their respective successors and assigns, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

(iii) Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(h) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(i) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(k) Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

 “Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person.

 “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

 “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

 “Company’s Knowledge,” “Knowledge of the Company” and words of similar import means the actual knowledge of the executive officers or significant employees (as defined under the Securities Act) of the Company, after due inquiry.

 “Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

[Remainder of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the Purchaser and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first above written.

DAIS ANALYTIC CORPORATION

By:
/s/ Timothy N. Tangredi
Name: Timothy N. Tangredi
Title: Chief Executive Officer and President

GREEN VALLEY INTERNATIONAL INVESTMENT MANAGEMENT COMPANY LIMITED

By:
/s/ Mr. Zhou
Name: Mr. Zhou
Title:

Exhibit A

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAWS, OR (2) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

DAIS ANALYTIC CORPORATION

FORM OF STOCK PURCHASE WARRANT

[                  ] shares of Common Stock

Date of Issuance: _____________

FOR VALUE RECEIVED, the Company hereby grants to ____________________________ and its permitted successors and assigns (collectively, the “Holder”) the right to purchase from the Company up to ____________ ______________________(__________) shares of Common Stock  (such shares underlying this Warrant, the “Warrant Shares”), at a per share purchase price equal to  $.30 (Thirty cents) (the “Exercise Price, subject to the terms, conditions and adjustments set forth below in this Warrant.

1. Date of Warrant Exercise. This Warrant shall become exercisable on the date of issuance (the “Exercise Date”).

2. Expiration of Warrant. This Warrant shall expire on the five (5) year anniversary of the Base Date (the “Expiration Date”).

3. Exercise of Warrant. This Warrant shall be exercisable pursuant to the terms of this Section 3.

3.1 Manner of Exercise.

(a) This Warrant may only be exercised by the Holder hereof on or after the Exercise Date and on or prior to the Expiration Date, in accordance with the terms and conditions hereof, in whole or in part (but not as to fractional shares) with respect to any portion of this Warrant, during the Company’s normal business hours on any day other than a Saturday or a Sunday or a day on which commercial banking institutions in New York, New York are authorized by law to be closed (a “Business Day”), by surrender of this Warrant to the Company at its office maintained pursuant to Section 9.2(a) hereof, accompanied by a written exercise notice in the form attached as Exhibit A to this Warrant (or a reasonable facsimile thereof) duly executed by the Holder, together with the payment of the aggregate Exercise Price for the number of Warrant Shares purchased upon exercise of this Warrant. Upon surrender of this Warrant, the Company shall cancel this Warrant document and shall, in the event of partial exercise, replace it with a new Warrant document in accordance with Section 3.3.

(b) Each exercise of this Warrant must be accompanied by payment in full of the aggregate Exercise Price in cash by check or wire transfer in immediately available funds for the number of Warrant Shares being purchased by the Holder upon such exercise.

3.2 When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been duly surrendered to the Company as provided in Sections 3.1 hereof, and, at such time, the Holder in whose name any certificate or certificates for Warrant Shares shall be issuable upon exercise as provided in Section 3.3 hereof shall be deemed to have become the holder or holders of record thereof of the number of Warrant Shares purchased upon exercise of this Warrant.

3.3 Delivery of Common Stock Certificates and New Warrant. As soon as reasonably practicable after each proper exercise of this Warrant, in whole or in part, and in any event within five (5) Business Days thereafter, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the Holder hereof or, subject to Sections 8 and 9 hereof, as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct:

(a) a certificate or certificates (with appropriate restrictive legends, as applicable) for the number of duly authorized, validly issued, fully paid and non-assessable Warrant Shares to which the Holder shall be entitled upon exercise; and

(b) in case exercise is in part only, a new Warrant document of like tenor, dated the date hereof, for the remaining number of Warrant Shares issuable upon exercise of this Warrant after giving effect to the partial exercise of this Warrant (including the delivery of any Warrant Shares as payment of the Exercise Price for such partial exercise of this Warrant).

4. Certain Adjustments. For so long as this Warrant is outstanding:

4.1 Mergers or Consolidations. If at any time after the date hereof there shall be a capital reorganization (other than a combination or subdivision of Common Stock otherwise provided for herein) resulting in a reclassification to or change in the terms of securities issuable upon exercise of this Warrant (a “Reorganization”), or a merger or consolidation of the Company with another corporation, association, partnership, organization, business, individual, government or political subdivision thereof or a governmental agency (a “Person” or the “Persons”) (other than a merger with another Person in which the Company is a continuing corporation and which does not result in any reclassification or change in the terms of securities issuable upon exercise of this Warrant or a merger effected exclusively for the purpose of changing the domicile of the Company) (a “Merger”), then, as a part of such Reorganization or Merger, lawful provision and adjustment shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, the number of shares of stock or any other equity or debt securities or property receivable upon such Reorganization or Merger by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such Reorganization or Merger. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the Reorganization or Merger to the end that the provisions of this Warrant (including adjustment of the Exercise Price then in effect and the number of Warrant Shares) shall be applicable after that event, as near as reasonably may be, in relation to any shares of stock, securities, property or other assets thereafter deliverable upon exercise of this Warrant. The provisions of this Section 4.1 shall similarly apply to successive Reorganizations and/or Mergers.

4.2 Splits and Subdivisions; Dividends. In the event the Company should at any time or from time to time effectuate a split or subdivision of the outstanding shares of Common Stock or pay a dividend in or make a distribution payable in additional shares of Common Stock or Common Stock Equivalents without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of the applicable record date (or the date of such distribution, split or subdivision if no record date is fixed), the per share Exercise Price shall be appropriately decreased and the number of Warrant Shares shall be appropriately increased in proportion to such increase (or potential increase) of outstanding shares; provided, however, that no adjustment shall be made in the event the split, subdivision, dividend or distribution is not effectuated.

4.3 Combination of Shares. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, the per share Exercise Price shall be appropriately increased and the number of shares of Warrant Shares shall be appropriately decreased in proportion to such decrease in outstanding shares.

4.4 Adjustments for Other Distributions. In the event the Company shall declare a distribution payable in securities of other Persons, evidences of indebtedness issued by the Company or other Persons, assets (excluding cash dividends or distributions to the holders of Common Stock paid out of current or retained earnings and declared by the Company’s board of directors) or options or rights not referred to in Sections 4.1, 4.2 or 4.3, then, in each such case for the purpose of this Section 4.4, upon exercise of this Warrant, the Holder shall be entitled to a proportionate share of any such distribution as though the Holder was the actual record holder of the number of Warrant Shares as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

5. No Impairment. The Company will not, by amendment of its articles of incorporation or by-laws or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all of the terms and in the taking of all actions necessary or appropriate in order to protect the rights of the Holder against impairment.

6. Chief Financial Officer’s Report as to Adjustments. With respect to each adjustment pursuant to Section 4 of this Warrant, the Company, at its expense, will promptly as practicable compute the adjustment or re-adjustment in accordance with the terms of this Warrant and cause its Chief Financial Officer to certify the computation (other than any computation of the fair value of property of the Company, as the case may be) and prepare a report setting forth, in reasonable detail, the event requiring the adjustment or re-adjustment and the amount of such adjustment or re-adjustment, the method of calculation thereof and the facts upon which the adjustment or re-adjustment is based, and the Exercise Price and the number of Warrant Shares or other securities purchasable hereunder after giving effect to such adjustment or re-adjustment, which report shall be mailed by first class mail, postage prepaid to the Holder. The Company will also keep copies of all reports at its office maintained pursuant to Section 9.2(a) hereof and will cause them to be available for inspection at the office during normal business hours upon reasonable notice by the Holder or any prospective purchaser of the Warrant designated by the Holder thereof.

7. Reservation of Shares. The Company shall, solely for the purpose of effecting the exercise of this Warrant, at all times during the term of this Warrant, reserve and keep available out of its authorized shares of Common Stock, free from all taxes, liens and charges with respect to the issue thereof and not subject to preemptive rights or other similar rights of shareholders of the Company, such number of its shares of Common Stock as shall from time to time be sufficient to effect in full the exercise of this Warrant. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect in full the exercise of this Warrant, in addition to such other remedies as shall be available to Holder, the Company will promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase the number of authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including without limitation, using its Reasonable Best Efforts (as defined in Section 13 hereof) to obtain, as promptly as practicable, the requisite shareholder approval necessary to increase the number of authorized shares of Common Stock. The Company hereby represents and warrants that all shares of Common Stock issuable upon exercise of this Warrant shall be duly authorized and, when issued and paid for upon exercise, shall be validly issued, fully paid and non-assessable.

8. Restrictions on Transfer.

8.1 Restrictive Legends. This Warrant and each Warrant issued upon transfer or in substitution for this Warrant pursuant to Section 9 hereof, each certificate for Common Stock issued upon the exercise of the Warrant and each certificate issued upon the transfer of any such Common Stock shall be transferable only upon satisfaction of the conditions specified in this Section 8. Each of the foregoing securities shall be stamped or otherwise imprinted with a legend reflecting the restrictions on transfer set forth herein and any restrictions required under the Securities Act or other applicable securities laws.

8.2 Notice of Proposed Transfer. Prior to any transfer of any securities which are not registered under an effective registration statement under the Securities Act (“Restricted Securities”), which transfer may only occur if there is an exemption from the registration provisions of the Securities Act and all other applicable securities laws, the Holder will give written notice to the Company of the Holder’s intention to effect a transfer (and shall describe the manner and circumstances of the proposed transfer). The following provisions shall apply to any proposed transfer of Restricted Securities:

(i) If in the opinion of counsel for the Holder reasonably satisfactory to the Company the proposed transfer may be effected without registration of the Restricted Securities under the Securities Act (which opinion shall state in detail the basis of the legal conclusions reached therein), the Holder shall thereupon be entitled to transfer the Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company. Each certificate representing the Restricted Securities issued upon or in connection with any transfer shall bear the restrictive legends required by Section 8.1 hereof.

(ii) If the opinion called for in (i) above is not delivered, the Holder shall not be entitled to transfer the Restricted Securities until either: (x) receipt by the Company of a further notice from such Holder pursuant to the foregoing provisions of this Section 8.2 and fulfillment of the provisions of clause (i) above, or (y) such Restricted Securities have been effectively registered under the Securities Act.

8.3 Termination of Restrictions. The restrictions imposed by this Section 8 upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities: (a) which shall have been effectively registered under the Securities Act, or (b) when, in the opinions of both counsel for the holder thereof and counsel for the Company, such restrictions are no longer required in order to insure compliance with the Securities Act or Section 9 hereof. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the Holder thereof shall be entitled to receive from the Company, without expense (other than applicable transfer fees and taxes, if any), new securities of like tenor not bearing the applicable legends required by Section 8.1 hereof.

9. Ownership, Transfer, Sale and Substitution of Warrant.

9.1 Ownership of Warrant. The Company may treat any Person in whose name this Warrant is registered in the Warrant Register maintained pursuant to Section 9.2(b) hereof as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. Subject to Sections 8 and 9 hereof, this Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

9.2 Office; Exchange of Warrant.

(a) The Company will maintain its principal office at the location identified in the Company’s most current filing (as of the date notice is to be given) under the Exchange Act or as the Company otherwise notifies the Holder.

(b) The Company shall cause to be kept at its office maintained pursuant to Section 9.2(a) hereof a Warrant Register for the registration and transfer of the Warrant. The name and address of the holder of the Warrant, the transfers thereof and the name and address of the transferee of the Warrant shall be registered in such Warrant Register. The Person in whose name the Warrant shall be so registered shall be deemed and treated as the owner and holder thereof for all purposes of this Warrant, and the Company shall not be affected by any notice or knowledge to the contrary.

(c) Upon the surrender of this Warrant, properly endorsed, for registration of transfer or for exchange at the office of the Company maintained pursuant to Section 9.2(a) hereof, the Company at its expense will (subject to compliance with Section 8 hereof, if applicable) execute and deliver to or upon the order of the Holder thereof a new Warrant of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face thereof for the number of shares of Common Stock called for on the face of the Warrant so surrendered (after giving effect to any previous adjustment(s) to the number of Warrant Shares).

(d) Subject to compliance with applicable federal and state securities laws and the terms and conditions of this Agreement, Holder shall have the right from time to time to transfer or sell all or a portion of this Warrant to one or more third parties (a “Third Party Transferee”); provided, however, (i) no Third Party Transferee shall be a Competitor (as determined in the reasonable good faith discretion of the Board of Directors of Company) of the Company and (ii) that any Third Party Transferee shall agree in writing to be bound as a holder to the terms and conditions of this Warrant

9.3 Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any mutilation, upon surrender of this Warrant for cancellation at the office of the Company maintained pursuant to Section 9.2(a) hereof, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor and dated the date hereof.

10. No Rights or Liabilities as Stockholder. No Holder shall be entitled to vote or receive dividends or be deemed the holder of any shares of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the shares of Common Stock purchasable upon the exercise hereof shall have become deliverable, as provided herein. The Holder will not be entitled to share in the assets of the Company in the event of a liquidation, dissolution or the winding up of the Company.

11. Notices. Any notice or other communication in connection with this Warrant shall be given in writing and directed to the parties hereto as follows: (a) if to the Holder, c/o YUEN TO PROVIDE Name and fax and/or email address] or (b) if to the Company, to the attention of its Chief Executive Officer at its office maintained pursuant to Section 9.2(a) hereof; provided, that the exercise of the Warrant shall also be effected in the manner provided in Section 3 hereof. Notices shall be deemed properly delivered and received when delivered to the notice party (i) if personally delivered, upon receipt or refusal to accept delivery, (ii) if sent via facsimile, upon mechanical confirmation of successful transmission thereof generated by the sending telecopy machine, (iii) if sent by a commercial overnight courier for delivery on the next Business Day, on the first Business Day after deposit with such courier service, or (iv) if sent by registered or certified mail, five (5) Business Days after deposit thereof in the U.S. mail.

12. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the issuance of shares of Common Stock underlying this Warrant upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the transfer or registration of this Warrant or any certificate for shares of Common Stock underlying this Warrant in a name other that of the Holder. The Holder is responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving shares of Common Stock underlying this Warrant upon exercise hereof.

13. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of New York. The section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof. When used herein, the term “Reasonable Best Efforts” means, with respect to the applicable obligation of the Company, reasonable best efforts for similarly situated, publicly-traded companies.

14. Call.  The Company shall have the right, upon notice to the Holder (“Call Notice”), to “call” all or any portion of this Warrant (a “Call”) provided that (i) the Warrant Shares have been registered for resale pursuant to the Securities Act, and are freely tradable without restriction for at least the 30-day period preceding such notice, (ii) the Per Share Market Value for the Common Stock has been at least $1.00 per share (subject to adjustment to reflect stock splits, stock dividends, recapitalizations and the like) for each trading day in the 15-trading day period immediately preceding the date of the Call Notice, and (iii) the average daily trading volume for the Common Stock has been at least 50,000 shares for the 15-trading day period immediately preceding the date of the Call Notice .  The Call Notice shall state what portion of the Warrant is being Called and on what date the Call shall take effect, which date shall be at least 10 calendar days after the Call Notice is sent to Holder (the “Call Date”).  The Company covenants to honor all exercises of this Warrant up until 5:00pm (Eastern Time) on the Call Date, and any such exercises will be applied against the portion of the Warrant being Called.  The Call Notice shall be void if on the Call Date, the Warrant Shares are no longer freely tradable without restriction.  After 5:01pm (Eastern Time) on the Call Date, any unexercised portion of the Warrant being Called shall be cancelled without any consideration due to the Holder. For purposes of this Warrant, the term “Market Value” means with respect to a particular date, (i) if the Common Stock is then listed or quoted on the New York Stock Exchange, the NYSE AMEX, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market or any other national securities exchange, the closing price per share of the Common Stock for such date (or the nearest preceding date) on the primary eligible market or exchange on which the Common Stock is then listed or quoted; (b) if prices for the Common Stock are then quoted on the OTC Bulletin Board, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) so quoted; or (c) if prices for the Common Stock are then reported in the “Pink Sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent closing bid price per share of the Common Stock so reported. If the Common Stock is not publicly traded as set forth above, the “fair value” per share of Common Stock shall be reasonably and in good faith determined by the Board of Directors of the Company as of the date which the exercise is deemed to have been effected.

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first above written.

DAIS ANALYTIC CORPORATION

By:
_________________________________________________
Name:
Title:

EXHIBIT A

FORM OF EXERCISE NOTICE

[To be executed only upon exercise of Warrant]

To DAIS ANALYTIC CORPORATION:

The undersigned registered holder of the within Warrant hereby irrevocably exercises the Warrant pursuant to Section 3.1 of the Warrant with respect to ________________________ Warrant Shares, at an exercise price per share of $[   ], and requests that the certificates for such Warrant Shares be issued, subject to Sections 9 and 10, in the name of, and delivered to:

The undersigned is hereby making payment for the Warrant Shares in cash in accordance with Section 3.1(b) of the Warrant.

The undersigned hereby represents and warrants that it is, and has been since its acquisition of the Warrant, the record and beneficial owner of the Warrant.

Unless and until there is an effective registration statement covering the Warrant Shares at the time of exercise, the undersigned hereby represents and warrants that it is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

Dated:	___________________________________________________________________

Print or Type Name

(Signature must conform in all respects to name of holder as specified on the face of Warrant)

(Street Address)

(City) (State) (Zip Code)

EXHIBIT B

FORM OF ASSIGNMENT

[To be executed only upon transfer of Warrant]

For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto ______________________________________________________________________ [include name and addresses] the rights represented by the Warrant to purchase _________________ shares of Common Stock of DAIS ANALYTIC CORPORATION to which the Warrant relates, and appoints _________________________________________ Attorney to make such transfer on the books of DAIS ANALYTIC CORPORATION maintained for the purpose, with full power of substitution in the premises.

Dated:	________________________
_________________________________________________________________________
(Signature must conform in all respects to name of holder as specified on the face of Warrant)
_________________________________________________________________________ (Street Address)

_________________________________________________________________________
(City) (State) (Zip Code)

Signed in the presence of:
_________________________________________________________________________
(Signature of Transferee)
_________________________________________________________________________
(Street Address)
_________________________________________________________________________
(City) (State) (Zip Code)

Signed in the presence of:
_________________________________________________________________________

Exhibit B
Form of Hong Kong Opinion

1.           The Company is duly incorporated and validly existing in good standing under the Laws of the Hong Kong Special Administrative Region, Peoples' Republic of China.

The Company's Memorandum and Articles of Association allow the Company to issue a maximum of [ XX] shares with a nominal value of HK[ ] each. As at the date of the latest Companies Registry search, it reveals that all [ ] shares (paid-up) have been issued to date and they are all registered under the ownership of [XX]. The Company's [XX] Director(s) is/are [XX ] and its Corporate Secretary is [XX ]. The address of the Company's registered office is [ XX].

Powers & Authorities

2.           The [ XX] issued shares of the Company with a total nominal value of HK$[ ] issued to [XX] have been fully-paid-up. The absence of any shares mortgage, charge or other document of a charging nature registered in the Companies Registry at the time of our Companies Registry search appears to point to the deduction that the said shares are held free from liens, charges and pre-emptive rights.

3.           The Company has been registered for business in Hong Kong and carries a current renewed Business Registration Certificate valid between [XX] and [XX ] legitimizing its conducting of business in the Hong Kong SAR during the period in question.

4.           The Company has the requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business in Hong Kong in accordance with its Memorandum and Articles of Association.

Search Results

5.           No court proceedings pending against the Company (whether with the Company as Plaintiff or Defendant) are indicated by our searches of the Hong Kong Courts referred to in this opinion.

6.           On the basis of our searches of the Hong Kong SAR Companies Registry and the Hong Kong SAR courts referred to in this opinion, respectively, no currently valid order or resolution for winding up or dissolution of the Company and no current notice of appointment of a receiver, liquidator or similar officer over the Company or any of its assets appears on the records maintained in respect of the Company at the Companies Registry.

Exhibit C

Purchaser Lock-Up Agreement

This AGREEMENT (the “Agreement”) is made as of the _____ day of ________ 2012, byGREEN VALLEY INTERNATIONAL INVESTMENT MANAGEMENT COMPANY LIMITED

(“Holder”) in connection with ownership of shares of Dais Analytic Corporation, a New York corporation (the “Company”).

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which consideration are hereby acknowledged, Holder agrees as follows:

1. Background.

a. Holder is the beneficial owner of the amount of shares of the Common Stock, $0. 01 par value, of the Company (“Common Stock”) designated on the signature page hereto.

b. Holder acknowledges that the Company has entered into or will enter into at or about the date hereof an agreement (the “Purchase Agreement”) with the purchaser of the Company’s Common Stock (the “Purchaser”). Holder understands that, as a condition to proceeding with the Purchase Agreement, the Company has required, and the Holder has agreed to obtain on behalf of the Company an agreement from the Holder to refrain from selling any securities of the Company for a period from the date of the Purchase Agreement until six months from October 26, 2012 (“Restriction Period”).

2. Sale Restriction.

a. Holder hereby agrees that during the Restriction Period, the Holder will not sell, transfer or otherwise dispose of any shares of Common Stock or any options, warrants or other rights to purchase shares of Common Stock or any other security of the Company which Holder owns or has a right to acquire as of the date hereof, other than in connection with an offer made to all stockholders of the Company in connection with merger, consolidation or similar transaction involving the Company or the Exchange Offer (as defined in the Warrants to be issued pursuant to the Purchase Agreement). Holder further agrees that the Company is authorized to and the Company agrees to place “stop orders” on its books to prevent any transfer of shares of Common Stock or other securities of the Company held by Holder in violation of this Agreement. The Company agrees not to allow to occur any transaction inconsistent with this Agreement.

b.  Further, until October 26, 2015, Purchaser shall not sell over 10% of their shares, or exercise over 10% of their warrants when the market price of the Company’s common stock is less than US$4.00 (such covenant, the “Standstill”), provided, however, that the Standstill shall terminate from and after such time, if any, as (i) the Company is in breach of any agreement by and between the Company and either the Purchaser or any of the Purchaser’s affiliates or subsidiaries, (ii) the Company fails to present to its Board of Directors the Purchaser’s written request for a waiver of the Standstill within 5 business days of the Company’s receipt of such written request, or (iii) the Company shall make a public announcement that it has, or the Company has in fact entered into a letter of intent or definitive agreement for the acquisition of the Company, or (iv) an order by Dais’s Board of Directors as it relates to the Lockup terms and conditions at the time.

c. Any subsequent issuance to and/or acquisition by Holder of Common Stock or options or instruments convertible into Common Stock will be subject to the provisions of this Agreement.

d. The Holder may transfers of shares of Common Stock or any options, warrants or other rights to purchase shares of Common Stock as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member; provided that in the case of any transfer or distribution (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Common Stock, shall be required or shall be voluntarily made during the Restriction Period.

3. Miscellaneous.

a. At any time, and from time to time, after the signing of this Agreement, Holder will execute such additional instruments and take such action as may be reasonably requested by the Company to carry out the intent and purposes of this Agreement.

b. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

c. The restrictions on transfer described in this Agreement are in addition to and cumulative with any other restrictions on transfer otherwise agreed to by the Holder or to which the Holder is subject to by applicable law.

d. This Agreement shall be binding upon Holder, its legal representatives, successors and assigns.

e. This Agreement may be signed and delivered by facsimile, electronically and such facsimile or electronically signed and delivered Agreement shall be enforceable.

f. The Holder agrees not to take any action or allow any act to be taken which would be inconsistent with this Agreement.

g. The Holder acknowledges that this Lockup Agreement is being entered into for the benefit of the Company and may be enforced by the Company and may not be amended without the consent of the Company (in the manner described in the Purchase Agreement), which may be withheld for any reason.

Exhibit D

Form ofU.S.Opinion

1. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

2. The Company has all necessary corporate power and authority to execute, deliver, enter into and perform its obligations under each of the Transaction Documents and to consummate the transactions contemplated thereby. The execution, delivery, and performance of each of the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company.

3. The Transaction Documents have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy.

4. The Securities to be issued pursuant to the Purchase Agreement have been duly authorized by the Company’s Board of Directors.

5. The Securities, upon issuance and receipt by the Company of the purchase price of the Securities from the Purchaser therefor will be validly issued and non-assessable. The shares of Common Stock to be issued upon exercise of the Warrants, if exercised in accordance with their terms, will, upon issuance, be validly issued, fully paid and non-assessable. No Person is entitled to any preemptive right or right of first refusal with respect to the issuance of the Securities pursuant to the Company’s Certificate of Incorporation or Bylaws, New York or Delaware law or any Material Agreement (as defined below).

6. The execution and delivery by the Company of the Transaction Documents do not and the consummation of the transactions contemplated thereby will not (A) violate any provision of the Certificate of Incorporation or Bylaws of the Company, or (B) violate any law, statute, rule, regulation, order, judgment or decree of any court or governmental authority which, to our knowledge, is applicable to the Company, (C) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or require a consent under, any agreement, arrangement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which its properties are subject that have been identified as material to the Company and its Subsidiaries, taken as a whole, in the attached Officer’s Certificate (collectively, the “Material Agreements”), or (D) a violation of any judgment or order (if any) known to us to be applicable to the Company, except for, in the case of clauses (B) and (C), any violation, breach or default which would not reasonably be expected to have a material adverse effect to the Company’s business, operations or financial condition.

7. Except for filings, authorizations or approvals as have been made and are in full force and effect, no authorizations or approvals of, and no filings with, any governmental authority are necessary or required by the Company for the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated thereby.

8. The initial sale of the Securities and the issuance of Securities pursuant to exercise of the Warrants as contemplated by the Transaction Documents are exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, and from the qualification requirements of applicable state securities laws.

Exhibit E

Form of Lock-Up Agreement

This AGREEMENT (the “Agreement”) is made as of the ______ day of _________2012, byNAME OF DAIS EXECUTIVE OFFICER

(“Holder”) in connection with his ownership of shares of Dais Analytic Corporation, a New York corporation (the “Company”).

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which consideration are hereby acknowledged, Holder agrees as follows:

1. Background.

a. Holder is the beneficial owner of the amount of shares of the Common Stock, $0.01 par value, of the Company (“Common Stock”) designated on the signature page hereto.

b. Holder acknowledges that the Company has entered into or will enter into at or about the date hereof an agreement (the “Purchase Agreement”) with the purchaser of the Company’s Common Stock (the “Purchaser”). Holder understands that, as a condition to proceeding with the Purchase Agreement, the Purchaser has required, and the Company has agreed to obtain on behalf of the Purchaser an agreement from the Holder to refrain from selling any securities of the Company for a period from the date of the Purchase Agreement until six months from the execution date of the Stock Purchase Agreement associated with the issuance and acquisition by the Purchaser of the Company’s equity. (“Restriction Period”).

2. Sale Restriction.

a. Holder hereby agrees that during the Restriction Period, the Holder will not sell, transfer or otherwise dispose of any shares of Common Stock or any options, warrants or other rights to purchase shares of Common Stock or any other security of the Company which Holder owns or has a right to acquire as of the date hereof, other than in connection with an offer made to all stockholders of the Company in connection with merger, consolidation or similar transaction involving the Company or the Exchange Offer (as defined in the Warrants to be issued pursuant to the Purchase Agreement). Holder further agrees that the Company is authorized to and the Company agrees to place “stop orders” on its books to prevent any transfer of shares of Common Stock or other securities of the Company held by Holder in violation of this Agreement. The Company agrees not to allow to occur any transaction inconsistent with this Agreement.

b. Any subsequent issuance to and/or acquisition by Holder of Common Stock or options or instruments convertible into Common Stock will be subject to the provisions of this Agreement.

c. The Holder may transfers of shares of Common Stock or any options, warrants or other rights to purchase shares of Common Stock as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member; provided that in the case of any transfer or distribution (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Common Stock, shall be required or shall be voluntarily made during the Restriction Period.

3. Miscellaneous.

a. At any time, and from time to time, after the signing of this Agreement, Holder will execute such additional instruments and take such action as may be reasonably requested by the Purchaser to carry out the intent and purposes of this Agreement.

b. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

c. The restrictions on transfer described in this Agreement are in addition to and cumulative with any other restrictions on transfer otherwise agreed to by the Holder or to which the Holder is subject to by applicable law.

d. This Agreement shall be binding upon Holder, its legal representatives, successors and assigns.

e. This Agreement may be signed and delivered by facsimile, electronically and such facsimile or electronically signed and delivered Agreement shall be enforceable.

f. The Holder agrees not to take any action or allow any act to be taken which would be inconsistent with this Agreement.

The Holder acknowledges that this Lockup Agreement is being entered into for the benefit of the Purchaser identified in the Purchase Agreement may be enforced by the Purchaser and may not be amended without the consent of the Purchaser (in the manner described in the Purchase Agreement), which may be withheld for any reason.